Exhibit 10.3

EXECUTION COPY

COLLATERAL TRUST AGREEMENT

dated as of September 14, 2007

by and between

CHENIERE MARKETING, INC.,

and

BNP PARIBAS,

as Collateral Trustee

TABLE OF CONTENTS

		Page
ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1	Defined Terms	2
Section 1.2	Rules of Interpretation	4

ARTICLE 2

THE TRUST ESTATES

Section 2.1	Declaration of BNPP Trust	5
Section 2.2	Declaration of Crest Trust	5
Section 2.3	Priority of Liens	6
Section 2.4	Discretion in Enforcement of Liens	6

ARTICLE 3

OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

Section 3.1	Undertaking of the Collateral Trustee	7
Section 3.2	Release or Subordination of Liens	7
Section 3.3	Enforcement of Liens	8
Section 3.4	Application of Proceeds	8
Section 3.5	Powers of the Collateral Trustee	9
Section 3.6	Documents and Communications	9
Section 3.7	For Sole and Exclusive Benefit of Secured Parties	10

ARTICLE 4

OBLIGATIONS ENFORCEABLE BY THE COMPANY

Section 4.1	Release of Liens on Collateral	10
Section 4.2	Collateral Trustee Not Required to Serve, File or Record	11

ARTICLE 5

IMMUNITIES OF THE COLLATERAL TRUSTEE

Section 5.1	No Implied Duty	11
Section 5.2	Appointment of Agents and Advisors	11
Section 5.3	Other Agreements	11
Section 5.4	Solicitation of Instructions	11
Section 5.5	Limitation of Liability	11

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This Collateral Trust Agreement (this “Agreement”) is dated as of September 14, 2007 and is by and among CHENIERE MARKETING, INC., a Delaware corporation (the “Company”) and BNP PARIBAS, a bank organized under the Laws of the Republic of France, as collateral trustee hereunder (in such capacity and together with its successors in such capacity, the “Collateral Trustee”).

RECITALS

WHEREAS, the Company on or about the date hereof will become a party to that certain Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “BNPP Credit Agreement”), among the Company, the several banks and other financial institutions or entities from time to time parties thereto, and BNP Paribas, as administrative agent (together with any successor Administrative Agent appointed pursuant to the BNPP Credit Agreement, in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the BNPP Credit Agreement and used herein have the meanings given to them in the BNPP Credit Agreement;

WHEREAS, it is a requirement under the BNPP Credit Agreement and a condition precedent to the Extensions of Credit that the Company shall have executed and delivered this Agreement;

WHEREAS, Cheniere Energy, Inc. (“Cheniere Energy”) is party to the Settlement and Purchase Agreement dated as of June 14, 2001 (the “Crest Settlement Agreement”) among Cheniere Energy, CXY Corporation (“CXY”), Crest Energy, L.L.C., Crest Investment Company (“Crest”) and Freeport LNG Terminal, LLC, whereby Cheniere Energy agreed, inter alia, that a royalty (the “Royalty”) on the gross quantities of gas processed and produced through certain liquefied natural gas receiving and regasification facilities of CXY would be paid to Crest;

WHEREAS, Cheniere Energy agreed to cause any and all of its direct and indirect, present and future affiliates, joint ventures and subsidiaries that are involved in the liquefied natural gas business to assume and adopt the obligations of Cheniere Energy and CXY under the Crest Settlement Agreement;

WHEREAS, the Company is a wholly-owned indirect subsidiary of Cheniere Energy and as such will be obligated for the Royalty payment obligation as if it were a party to the Crest Settlement Agreement;

WHEREAS, the Company intends to secure the BNPP Obligations (as defined below) under the BNPP Credit Agreement on a priority basis with Liens on certain Collateral (as defined below) to the extent that such Liens have been provided for in the Security Documents (as defined below);

WHEREAS, pursuant to the Crest Settlement Agreement, the Company is prohibited from creating, or allowing to be created, any lien, security interest or other encumbrance on any of the Company’s assets for borrowing money that is senior to or pari passu with the obligations of the Company to Crest, and therefore the Company intends to secure the Crest Obligation (as defined below) under the Crest Settlement Documents with a first priority Lien on all present and future Collateral that is senior to the Lien granted by the Company to the Collateral Trustee on behalf of and for the benefit of the BNPP Secured Parties;

WHEREAS, pursuant to the Crest Settlement Agreement, Crest is to be secured by the Collateral only for so long as the BNPP Obligations are secured by the Collateral; and

WHEREAS, this Agreement sets forth the terms on which each Secured Party has appointed the Collateral Trustee to act as the collateral trustee for such Secured Party and as such, to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof;

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Defined Terms. The following terms will have the following meanings:

“Administrative Agent”: as defined in the Recitals.

“Affiliate”: as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person (including, with its correlative meanings, “controlled by” and “under common control with”) means the power, directly or indirectly, either to (a) vote 30% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. Notwithstanding the foregoing, the definition of “Affiliate” shall not encompass (a) any individual solely by reason of his or her being a director, officer or employee of any Person and (b) the Collateral Trustee, Administrative Agent or any BNPP Secured Party solely in their capacity as such.

“Agreement”: as defined in the Preamble.

“BNPP Credit Agreement”: as defined in the Recitals.

“BNPP Loan Documents”: the “Loan Documents”, as defined in the BNPP Credit Agreement.

“BNPP Notice of Default”: written notice delivered by the Administrative Agent to the Collateral Trustee that an “Event of Default” (as defined in the BNPP Credit Agreement) has occurred.

“BNPP Obligations”: the “Obligations”, as defined in the BNPP Credit Agreement.

“BNPP Secured Parties”: as defined in the BNPP Security Agreement.

“BNPP Security Agreement”: as defined in the Recitals.

“BNPP Trust Estate”: as defined in Section 2.1.

“Cheniere Energy”: as defined in the Recitals.

“Collateral”: those properties and assets of the Company now owned or hereafter acquired in which Liens have been granted to the Collateral Trustee to secure the Secured Obligations, excluding any properties and assets in which the Collateral Trustee has released its Liens pursuant to

Section 3.2; provided, that, if such Liens are released as a result of the sale, transfer or other disposition of any properties or assets of the Company, such assets or properties will cease to be excluded from the Collateral if the Company thereafter acquires or reacquires such assets or properties.

“Collateral Trustee”: as defined in the Preamble.

“Company”: as defined in the Preamble.

“Crest”: as defined in the Recitals.

“Crest Notice of Default”: written notice delivered by Crest to the Collateral Trustee that Crest has not received current payments of the Royalty pursuant to the Crest Settlement Documents.

“Crest Obligation”: as defined in the Security Agreement.

“Crest Settlement Agreement”: as defined in the Recitals.

“Crest Settlement Documents”: as defined in the BNPP Credit Agreement.

“Crest Trust Estate”: as defined in Section 2.2.

“CXY”: as defined in the Recitals.

“Discharge of Obligations”: the occurrence of all of the following:

(a) payment in full in cash of all BNPP Obligations that are outstanding and unpaid at the time; and

(b) termination or expiration of all commitments to extend credit that would constitute BNPP Obligations.

“Indemnified Liabilities”: as defined in Section 7.9(a).

“Indemnitee”: as defined in Section 7.9(a).

“Insolvency or Liquidation Proceeding”:

(a) any case commenced by or against the Company under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company, any receivership or assignment for the benefit of creditors relating to the Company or any similar case or proceeding relative to the Company or its creditors, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c) any other proceeding of any type or nature in which substantially all claims of creditors of the Company are determined and any payment or distribution is or may be made on account of such claims.

“Person”: any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Secured Obligation Default”: (i) in the case of the BNPP Credit Agreement, any event or condition which, under the terms of the BNPP Loan Documents, causes, or permits holders of BNPP Obligations outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the BNPP Obligations outstanding thereunder to become immediately due and payable and (ii) in the case of the Crest Obligations, the failure of Crest to timely receive payment owing to it in respect of the Royalty.

“Secured Obligation Documents”: the BNPP Loan Documents and the Crest Settlement Documents.

“Secured Obligations”: the BNPP Obligations and the Crest Obligation.

“Secured Parties”: the holders of Secured Obligations.

“Security Documents”: as defined in the BNPP Credit Agreement.

“Trust Estates” as defined in Section 2.2.

“UCC”: the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

Section 1.2 Rules of Interpretation.

(a) All terms used in this Agreement that are defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC.

(b) Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c) The use in this Agreement or any of the other Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(d) References to “Sections,” “clauses,” “Recitals” and the “Preamble” will be to Sections, clauses, Recitals and the Preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Schedules” will be to Schedules to this Agreement unless otherwise specifically provided.

(e) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the BNPP Credit Agreement (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement.

ARTICLE 2

THE TRUST ESTATES

Section 2.1 Declaration of BNPP Trust.

(a) To secure the payment of the BNPP Obligations and in consideration of the mutual agreements set forth in this Agreement, the Company hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of the BNPP Secured Parties, all of the Company’s right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the BNPP Secured Parties, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “BNPP Trust Estate”).

(b) The Collateral Trustee and its successors and assigns under this Agreement will hold the BNPP Trust Estate in trust for the benefit solely and exclusively of the BNPP Secured Parties, as security for the payment of all present and future BNPP Obligations, subject to the terms and conditions of this Agreement.

(c) Notwithstanding the foregoing, if at any time:

(1) all Liens securing the BNPP Obligations have been released as provided in Section 4.1;

(2) the Collateral Trustee holds no other property in trust as part of the BNPP Trust Estate;

(3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4) the Company delivers to the Collateral Trustee an opinion of counsel to the Company stating that all Liens of the Collateral Trustee securing the BNPP Obligations have been released in compliance with all applicable provisions of the BNPP Loan Documents and that the Company is not required by any BNPP Loan Document to grant any Lien securing the BNPP Obligations upon any property, then the BNPP Trust Estate will terminate, except that all provisions set forth in Sections 7.8 and 7.9 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

(d) The parties further declare and covenant that the BNPP Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

Section 2.2 Declaration of Crest Trust.

(a) To secure the payment of the Crest Obligation and in consideration of the mutual agreements set forth in this Agreement, the Company hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of Crest, all of the Company’s right, title and interest in, to and under all Collateral granted to the Collateral

Trustee under any Security Document for the benefit of Crest, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Crest Trust Estate,” and together with the BNPP Trust Estate, the “Trust Estates”).

(b) The Collateral Trustee and its successors and assigns under this Agreement will hold the Crest Trust Estate in trust for the benefit solely and exclusively of Crest as security for the payment of the present and future Crest Obligation, subject to the terms and conditions of this Agreement.

(c) Notwithstanding the foregoing, if at any time all Liens securing the BNPP Obligations or the Crest Obligation have been released as provided in Section 4.1, then the Crest Trust Estate will terminate, it being agreed that the Crest Trust Estate will terminate, ipso facto, upon the termination of the BNPP Trust Estate.

(d) The parties further declare and covenant that the Crest Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

Section 2.3 Priority of Liens. Notwithstanding anything else contained herein or in any other Security Document, it is the intent of the parties that:

(a) this Agreement and the other Security Documents create two separate and distinct Trust Estates: (A) the Crest Trust Estate in respect of the Liens granted to the Collateral Trustee in favor of Crest securing the payment and performance of the Crest Obligation and (B) the BNPP Trust Estate in respect of the Liens granted to the Collateral Trustee in favor of the BNPP Secured Parties securing the payment and performance of the BNPP Obligations; and

(b) the Liens securing the BNPP Obligations are subject and subordinate to the Liens securing the Crest Obligation, as, and to the extent, provided herein.

Section 2.4 Discretion in Enforcement of Liens. In exercising rights and remedies with respect to the Collateral, the Collateral Trustee may enforce (or refrain from enforcing) the provisions of the Security Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as it may determine in the exercise of its sole and exclusive discretion, including:

(a) the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral;

(b) the enforcement or forbearance from enforcement of any Lien in respect of the Collateral;

(c) the acceptance of the Collateral in full or partial satisfaction of the Secured Obligations; and

(d) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

ARTICLE 3

OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

Section 3.1 Undertaking of the Collateral Trustee.

(a) Subject to, and in accordance with, this Agreement, the Collateral Trustee will, as trustee, for the benefit solely and exclusively of the present and future Secured Parties:

(1) accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

(2) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3) deliver and receive notices pursuant to the Security Documents;

(4) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(5) remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(6) execute and deliver amendments to the Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an opinion of counsel to the Company to the effect that the amendment was permitted under Section 7.1; and

(7) release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 4.1.

(b) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions that it may deem necessary or advisable to prove, protect or preserve the Liens securing the Secured Obligations) unless and until it shall have been directed by written notice from the Administrative Agent or Crest, and then only in accordance with the provisions of this Agreement.

Section 3.2 Release or Subordination of Liens. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

(a) as directed by the Administrative Agent;

(b) as required by Article 4; or

(c) as ordered pursuant to applicable law under a final (after any applicable appeals to the extent such order has been stayed) order or judgment of a court of competent jurisdiction.

Section 3.3 Enforcement of Liens.

(a) Subject to Section 3.3(c), if the Collateral Trustee at any time receives written notice that any event has occurred that constitutes a default under any BNPP Loan Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens hereunder, the Collateral Trustee will promptly deliver written notice thereof to the Administrative Agent.

(b) Following the delivery of written notice to the Administrative Agent pursuant to Section 3.3(a), the Collateral Trustee shall await direction by the Administrative Agent and, so long as the Collateral Agent shall not have also received a Crest Notice of Default, will act, or decline to act, as directed by the Administrative Agent, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by the Administrative Agent.

(c) If the Collateral Trustee has received a Crest Notice of Default from Crest, the Collateral Trustee shall await direction by Crest and will act, or decline to act, as directed by Crest, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by Crest.

(d) Unless it has been directed to the contrary by the Administrative Agent or Crest, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to the Collateral as it may deem advisable and in the best interest of the Secured Parties.

(e) If the Collateral Trustee receives inconsistent directions from Crest and the Administrative Agent, the Collateral Trustee shall follow the instructions of Crest and so advise the Administrative Agent.

Section 3.4 Application of Proceeds.

(a) Prior to the delivery of a Crest Notice of Default to the Collateral Trustee by Crest, upon delivery to the Collateral Trustee of a BNPP Notice of Default, the Collateral Trustee will apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral in the following order of application:

First, to the payment of all reasonable legal fees and expenses and other reasonable costs or expenses or other liabilities or amounts of any kind incurred by, or owing to, the Collateral Trustee or any co-trustee or agent under or in connection with any Security Document that secures the Secured Obligations, including the reimbursement to the Collateral Trustee of any amounts theretofore advanced by the Collateral Trustee for the payment of such fees, costs and expenses, liabilities or amounts;

Second, to the Administrative Agent for application pursuant to the applicable BNPP Loan Documents, until paid in full; and

Third, any surplus remaining after the payment in full in cash of amounts described in the preceding clauses will be paid to the Company, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

(b) Following the delivery of a Crest Notice of Default to the Collateral Trustee by Crest, the Collateral Trustee will apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral in the following order of application:

First, to the payment of all reasonable legal fees and expenses and other reasonable costs or expenses or other liabilities or amounts of any kind incurred by, or owing to, the Collateral Trustee or any co-trustee or agent under or in connection with any Security Document that secures the Secured Obligations, including the reimbursement to the Collateral Trustee of any amounts theretofore advanced by the Collateral Trustee for the payment of such fees, costs and expenses, liabilities or amounts;

Second, to the payment of any unpaid Crest Obligation (as such amount may have been established by a court of competent jurisdiction);

Third, to the Administrative Agent for application pursuant to the applicable BNPP Loan Documents, until paid in full; and

Fourth, any surplus remaining after the payment in full in cash of amounts described in the preceding clauses will be paid to the Company, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

(c) This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations, each present and future Administrative Agent and the Collateral Trustee as holder of Liens securing the Secured Obligations.

(d) In connection with the application of proceeds pursuant to Section 3.4(a) or Section 3.4(b), except as otherwise directed by the Administrative Agent, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

Section 3.5 Powers of the Collateral Trustee.

(a) The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by the Administrative Agent.

(b) Neither any BNPP Secured Party nor Crest will have any liability whatsoever for any act or omission of the Collateral Trustee.

Section 3.6 Documents and Communications. The Collateral Trustee will permit the Administrative Agent upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

Section 3.7 For Sole and Exclusive Benefit of Secured Parties. The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the BNPP Trust Estate solely and exclusively for the benefit of the present and future holders of present and future BNPP Obligations or, in the case of the Crest Trust Estate, Crest, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

ARTICLE 4

OBLIGATIONS ENFORCEABLE BY THE COMPANY

Section 4.1 Release of Liens on Collateral.

(a) The Collateral Trustee’s Liens upon the Collateral will be released as follows:

(1) in whole, upon the Discharge of the BNPP Obligations irrespective of the existence, vel non, of any Crest Obligation at such time;

(2) as to a release of less than all or substantially all of the Collateral, if (A) consent to the release of all Liens on such Collateral has been given by the Administrative Agent and (B) such release has become effective in accordance with the terms of such consent;

(3) as to (A) deposits in any cash collateral account that are to be applied to fund any mandatory prepayment that becomes required as to any Secured Obligations as a result of a sale of assets, concurrently with such application, so long as effective provision is made for apportionment of such funding to all holders of Secured Obligations entitled to participate in such mandatory prepayment or purchase offer in accordance with their respective entitlements under the Secured Obligation Documents; and (B) deposits in any cash collateral account that constitute proceeds from an asset sale that are permitted under the Secured Obligation Documents to be reinvested or otherwise are not required under the Secured Obligation Documents to be reinvested or otherwise are not required to be applied to a mandatory prepayment or purchase offer in respect of any Secured Obligations, concurrently with such reinvestment in assets constituting Collateral or other permitted use under the Secured Obligation Documents;

(4) in accordance with the provisions of this Agreement and the other Security Documents as in effect from time to time, as applicable;

(5) upon any sale, transfer or other disposition of Collateral if such sale, transfer or other disposition is not prohibited by the terms of the BNPP Credit Agreement or any other Secured Obligation Document; or

(6) as otherwise permitted by the BNPP Credit Agreement and each other Secured Obligation Document.

(b) The Collateral Trustee hereby agrees that, in the case of any release pursuant to clause (5) of Section 4.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Company, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release.

Section 4.2 Collateral Trustee Not Required to Serve, File or Record. The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, that if the Company shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall, at the expense of the Company, comply with the written request of the Company to comply with the requirements of such UCC provision; provided, further, that the Collateral Trustee has first confirmed that the requirements of such UCC provisions have been satisfied.

ARTICLE 5

IMMUNITIES OF THE COLLATERAL TRUSTEE

Section 5.1 No Implied Duty. The Collateral Trustee will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents.

Section 5.2 Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

Section 5.3 Other Agreements. The Collateral Trustee has accepted and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by the Administrative Agent, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee or impose on the Collateral Trustee any additional duties or obligations. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit facility or other agreement governing Secured Obligations (other than this Agreement and the other Security Documents).

Section 5.4 Solicitation of Instructions.

(a) The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of a written confirmation from the Administrative Agent, Crest or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents.

(b) No written direction given to the Collateral Trustee by the Administrative Agent or Crest that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

Section 5.5 Limitation of Liability. The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence, unlawful acts, bad faith or willful misconduct as determined by a court of competent jurisdiction in a final nonappealable judgment.

Section 5.6 Documents in Satisfactory Form. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

Section 5.7 Entitled to Rely. The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel (who may be counsel to the Company), independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company in compliance with the provisions of this Agreement or delivered to it by the Administrative Agent or Crest as to the holders of Secured Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on an opinion of counsel as to such matter and such opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.

Section 5.8 Secured Obligation Default. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Secured Obligation Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Obligation Default unless and until it is directed by the Administrative Agent.

Section 5.9 Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed by the Administrative Agent or Crest and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the holders of Secured Obligations.

Section 5.10 Security or Indemnity in Favor of the Collateral Trustee. The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

Section 5.11 Rights of the Collateral Trustee. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document. In the event there is any good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

Section 5.12 Limitations on Duty of Collateral Trustee in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

(b) The Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral, for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the present and future holders of the Secured Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

Section 5.13 Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(1) each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed;

(2) the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

(3) the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Trustee.

Section 5.14 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is requested to acquire title to, or any interest in, an asset for any reason, or take any managerial or other action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee shall not be required to acquire such title or interest therein and reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title, interest or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral

Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

Section 5.15 Additional Provisions Relating to the Collateral Trustee.

(a) The Collateral Trustee may refuse to follow any direction that conflicts with law or this Agreement, the BNPP Credit Agreement, the Crest Settlement Agreement or any of the Security Documents or that would involve the Collateral Trustee in personal liability; provided that, the Collateral Trustee may take any other action deemed proper by the Collateral Trustee that is not inconsistent with such direction. Prior to taking any action under this Agreement or any of the Security Documents, the Collateral Trustee shall be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

(b) The Collateral Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of its powers hereunder and under any Security Document, and neither it nor any of its officers, directors, employees or agents shall have any duty or liability or be responsible to the Company for any act or failure to act hereunder, except for its own gross negligence, unlawful acts, bad faith or willful misconduct. Nothing contained in this Agreement shall be construed as requiring or obligating the Collateral Trustee, and the Collateral Trustee shall not, absent a written request by the Administrative Agent or Crest, be required or obligated, to (i) present or file any claim or notice or take any action with respect to any Collateral or in connection therewith or (ii) notify the Company of any decline in the value of any Collateral.

(c) Neither the Collateral Trustee nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company.

(d) No provision of this Agreement or any Security Document shall be deemed to impose any duty or obligation on the Collateral Trustee to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Collateral Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation; and no permissive or discretionary power or authority available to the Collateral Trustee shall be construed to be a duty.

(e) In no event shall the Collateral Trustee be liable for any failure or delay in the performance of its obligations hereunder or under any of the other Security Documents because of circumstances beyond the Collateral Trustee’s control, including, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement, or the failure of equipment or interruption of communications or computer facilities, and other, causes beyond the Collateral Trustee’s control whether or not of the same class or kind as specifically named above.

(f) The Collateral Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any of the other Security Documents.

(g) Notwithstanding anything to the contrary contained in this Agreement or any of the other Security Documents, under no circumstances shall the Collateral Trustee be liable for any special, punitive, exemplary or consequential damages.

(h) The Collateral Trustee shall have no liability to the Company for interest on any money received by it under this Agreement or any of the other Security Documents except as otherwise agreed in writing with the Company.

Section 5.16 Appointment of Co-Collateral Trustee.

(a) Solely for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Collateral Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-collateral trustee or separate collateral trustee or separate collateral trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the Collateral, or any part hereof, and subject to the other provisions of this Section, such powers, duties, obligations, and rights as the Collateral Trustee may consider necessary or desirable. No co-collateral trustee or separate collateral trustee hereunder shall be required to meet the terms of eligibility as a successor Collateral Trustee under Section 6.2 and no notice to the Secured Parties of the appointment of any co-collateral trustee or separate collateral trustee shall be required under this Agreement or any of the other Security Documents.

(b) Every separate collateral trustee and co-collateral trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(1) all rights, powers, duties and obligations conferred or imposed upon the Collateral Trustee shall be conferred or imposed upon and exercised or performed by the Collateral Trustee and such separate collateral trustee or co-collateral trustee jointly (it being understood that such separate collateral trustee or co-collateral trustee is not authorized to act separately without the Collateral Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Collateral Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate collateral trustee or co-collateral trustee, but solely at the direction of the Collateral Trustee;

(2) no collateral trustee shall be personally liable by reason of any act or omission of any other collateral trustee under the Security Documents; and

(3) the Collateral Trustee may at any time accept the resignation of or remove any separate collateral trustee or co-collateral trustee.

(c) Any notice, request or other writing given to the Collateral Trustee shall be deemed to have been given to each of the then separate collateral trustees and co-collateral trustees, as effectively as if given to each of them. Every instrument appointing any separate collateral trustee or co-collateral trustee shall refer to this Agreement and the conditions of this Section 5.16. Each separate collateral trustee and co-collateral trustee, upon its acceptance of the obligations conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Collateral Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Collateral Trustee. Every such instrument shall be filed with the Collateral Trustee.

(d) Any separate collateral trustee or co-collateral trustee may at any time constitute the Collateral Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate collateral trustee or co-collateral trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and obligations shall vest in and be exercised by the Collateral Trustee, to the extent permitted by law, without the appointment of a new or successor collateral trustee.

ARTICLE 6

RESIGNATION OR REMOVAL OF THE COLLATERAL TRUSTEE

Section 6.1 Resignation or Removal of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

(a) the Collateral Trustee may resign at any time by giving not less than 30 days’ notice of resignation to the Administrative Agent and the Company; and

(b) the Collateral Trustee may be removed at any time, with or without cause, by the Administrative Agent.

Section 6.2 Appointment of Successor Collateral Trustee.

(a) Upon any such resignation or removal, a successor Collateral Trustee may be appointed by the Administrative Agent. If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Company), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:

(1) authorized to exercise corporate trust powers;

(2) having a combined capital and surplus of at least $500,000,000; and

(3) maintaining an office in New York, New York.

(b) The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.

Section 6.3 Succession.

(a) When the Person so appointed as successor Collateral Trustee accepts such appointment:

(1) such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

(2) the predecessor Collateral Trustee will (at the expense of the Company) promptly transfer all Liens and collateral security and other property of the Trust Estates within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Trust Estates.

(b) Thereafter, the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.8 and 7.9.

Section 6.4 Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (3) of Section 6.2.

ARTICLE 7

MISCELLANEOUS PROVISIONS

Section 7.1 Amendment.

(a) No amendment or supplement to the provisions of any Security Document will be effective without the approval of the Collateral Trustee acting as directed by the Administrative Agent, except that:

(1) any amendment or supplement that has the effect solely of (i) adding or maintaining Collateral, securing additional Secured Obligations that were otherwise permitted by the terms of the Secured Obligation Documents to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Trustee therein; (ii) curing any ambiguity, defect or inconsistency; (iii) providing for the assumption of the Company’s obligations under any Security Document in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets, as applicable; (iv) releasing the Company from a Security Document and the termination of such Security Document, all in accordance with the provisions of the BNPP Credit Agreement governing such release and termination; (v) making any change that would provide any additional rights or benefits to the Secured Parties or the Collateral Trustee or that does not adversely affect the legal rights under the BNPP Credit Agreement or any other Secured Obligation Document of any Lender, any other Secured Party or the Collateral Trustee; or (vi) adding any Security Document, will, in each case, become effective when executed and delivered by the Company and the Collateral Trustee; and

(2) no amendment or supplement that imposes any obligation upon the Collateral Trustee or the Administrative Agent or adversely affects the rights of the Collateral Trustee or the Administrative Agent will become effective without the additional consent of the Collateral Trustee or the Administrative Agent.

(b) The Collateral Trustee will not enter into any amendment or supplement unless it has received an opinion of counsel to the Company to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Secured Obligation Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an opinion of counsel of the Company to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an opinion of counsel of the Company addressing customary perfection, and if such additional Collateral consists of equity interests of any Person, priority matters with respect to such additional Collateral.

Section 7.2 Further Assurances; Insurance.

(a) The Company will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the date hereof), in each case as contemplated by, and with the Lien priority required under, the Secured Obligation Documents.

(b) Upon the reasonable request of the Collateral Trustee or the Administrative Agent at any time and from time to time, the Company will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Obligation Documents for the benefit of holders of Secured Obligations.

(c) The Company will maintain insurance as may be required by the BNPP Credit Agreement or any other Secured Obligation Document or by law. Upon request of the Collateral Trustee, the Company will furnish to the Collateral Trustee full information as to their property and liability insurance carriers.

(d) All insurance policies required by Section 7.2(c) will:

(1) provide that, with respect to third party liability insurance, the Collateral Trustee, for the benefit of the Secured Parties, shall be named as an additional insured, with a waiver of subrogation;

(2) name the Collateral Trustee, for the benefit of the Secured Parties, as a loss payee and additional insured for amounts in excess of $5,000,000; and

(3) provide that (x) no cancellation or termination of such insurance shall be effective until 30 days after written notice is given by the insurers to the Collateral Trustee of such cancellation or termination, (provided that only 10 days written notice is required if such cancellation or termination is as a result of the non-payment of premiums).

(e) Upon the request of the Collateral Trustee, the Company will permit the Collateral Trustee or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice, to visit their offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with their respective officers and independent public accountants. The Company shall, at any reasonable time and from time to time upon reasonable prior notice, permit the Collateral Trustee or any of its agents or representatives to examine and make copies of and abstracts from the records and books of account of the Company and its Subsidiaries, all at the Company’s expense.

Section 7.3 Successors and Assigns.

(a) Except as provided in Section 5.2 and 5.16, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights shall be null and void.

(b) All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Administrative Agent, on its own behalf and on behalf of each present and future holder of Secured Obligations, who will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(c) The Company may not delegate any of its duties, except in accordance with the BNPP Credit Agreement or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Company hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee and the Administrative Agent, on behalf of itself and on behalf of each present and future holder of Secured Obligations, whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

Section 7.4 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Section 7.5 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given, shall be in writing and shall be given to the following addresses:

If to the Collateral Trustee:	BNP Paribas 787 Seventh Avenue, 30th Floor New York, New York 10019 Attn: Meredith Cook Fax: (212) 841-2536

If to the Company:	Cheniere Marketing, Inc. 700 Milam Street, Suite 800 Houston, Texas 77022 Attn: Robert M. Flavin Fax: (713) 375-5000

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above. To the extent applicable, any notice or communication will also be so mailed to any Person described in § 313(c) of the Trust Indenture Act of 1939, as amended, to the extent required thereunder. Failure to mail a notice or communication to a holder of the Secured Obligations or any defect in it will not affect its sufficiency with respect to other holders of the Secured Obligations.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it; provided that, no notice or communication to the Collateral Trustee or the Administrative Agent shall be deemed received by it unless such notice or communication is actually received by it at its address (including via fax) set forth above.

Section 7.6 Notice Following Discharge of Obligations. Promptly following the Discharge of the BNPP Obligations, the Administrative Agent will provide written notice of such discharge to the Collateral Trustee.

Section 7.7 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

Section 7.8 Compensation; Expenses. The Company agrees to pay, promptly upon demand:

(1) such compensation to the Collateral Trustee and its agents as the Company and the Collateral Trustee may agree in writing from time to time;

(2) all reasonable costs and expenses incurred by the Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;

(3) all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee or the Administrative Agent incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Company;

(4) all reasonable costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;

(5) all other reasonable costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder;

(6) after the occurrence of any Secured Obligation Default, all costs and expenses incurred by the Collateral Trustee, its agents and the Administrative Agent in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any Insolvency or Liquidation Proceeding, including all fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Administrative Agent; and

(7) all filing and recordation fees, expenses and taxes.

The agreements in this Section 7.8 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

Section 7.9 Indemnity.

(a) The Company agrees to defend, indemnify, pay and hold harmless the Collateral Trustee, the Administrative Agent, each holder of Secured Obligations and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all liabilities, obligations, losses, damagers, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the satisfaction of the BNPP Obligations and the Crest Obligation) be imposed on, incurred by or asserted against such Indemnitee in any way relating to or arising out of this Agreement, any of the Secured Obligation Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any Indemnitee under or in connection with any of the foregoing (the “Indemnified Liabilities”); provided that, the Company shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from an Indemnitee’s gross negligence, unlawful acts, bad faith or willful misconduct. The agreements in this Section 7.9 shall survive the payment of the BNPP Obligations and the Crest Obligation and the termination of this Agreement.

(b) All amounts due under this Section 7.9 will be payable upon demand.

(c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.9(a) may be unenforceable in whole or in part because they violate any law or public policy, the Company will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d) The Company will not assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Secured Obligation Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and the Company hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e) The agreements in this Section 7.9 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

Section 7.10 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

Section 7.11 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

Section 7.12 Obligations Secured. All obligations of the Company set forth in or arising under this Agreement will be Secured Obligations and are secured by all Liens granted by the Security Documents.

Section 7.13 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 7.14 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, the Company, for itself and in connection with its properties, irrevocably:

(1) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

(2) waives any defense of forum non conveniens;

(3) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.5;

(4) agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(5) agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

Section 7.15 Waiver of Jury Trial. Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 7.15 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

Section 7.16 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

Section 7.17 Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

Section 7.18 Continuing Nature of this Agreement. This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Secured Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of the Secured Obligations or the Collateral Trustee or any representative of any such party (whether by demand, settlement, litigation or otherwise).

Section 7.19 Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against the Company. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

Section 7.20 Rights and Immunities of the Administrative Agent. The Administrative Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the BNPP Credit Agreement and any future Administrative Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in any credit facility, indenture or other agreement governing the BNPP Secured Obligations. In no event will the Administrative Agent be liable for any act or omission on the part of the Company or the Collateral Trustee hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

CHENIERE MARKETING, INC.

By:	/s/ Robert M. Flavin
Robert M. Flavin
Senior Vice President and Chief Financial Officer

Signature Page to Collateral Trust Agreement

BNP PARIBAS, not individually but solely in its capacity as Collateral Trustee

By:	/s/ Richard J. Wernli
	Name:	Richard J. Wernli
	Title:	Director

By:	/s/ Sally Haswell
	Name:	Sally Haswell
	Title:	Managing Director

Signature Page to Collateral Trust Agreement